March, 2026

Form of Subscription Documents For
Carlyle Credit Solutions, Inc.

DIRECTIONS FOR THE COMPLETION
OF THE SUBSCRIPTION DOCUMENTS
Prospective investors must (i) review the Subscription Agreement (the “Subscription Agreement”) and sign and set forth their desired subscription amount for each class of common stock being subscribed for on the signature page to the Subscription Agreement that appears after page 15 thereof and (ii) review and complete the Investor Questionnaire (the “Investor Questionnaire”) and any necessary attachments (the Subscription Agreement, the Investor Questionnaire and all such attachments collectively, the “Subscription Documents”) contained in this package in the manner described below. Capitalized terms not defined herein are used as defined in the Confidential Private Placement Memorandum of Carlyle Credit Solutions, Inc. (formerly TCG BDC II, Inc.) a Maryland corporation (the “Company,” “we,” “our” or “us”) (as amended from time to time). For purposes of these Subscription Documents, the “Investor” is the person or entity for whose account the common stock is being purchased and who must make the representations and warranties set forth in the Subscription Documents. Another person or entity with investment authority may execute the Subscription Agreement on behalf of the Investor, but should indicate the capacity in which it is doing so and the name of the Investor. Each reference to “Capital Commitment” and any other similar reference contained in any placement agent and/or distribution agreements pertaining to such Investor shall, after this Subscription Agreement becomes effective, refer to “Subscription Amount” as defined herein in the Subscription Agreement. The Company may waive any of the requirements below in its sole discretion, subject to applicable laws.

Investor Questionnaire:	Each Investor should respond to the questions in Section A. Joint Account Holders should answer questions both for themselves and also separately on behalf of each of the Joint Account Holders.
Each Investor that is an entity should respond to the questions in Section B.

Tax Forms:	Each Investor should fill in and sign and date an Internal Revenue Service (“IRS”) Form W-8 or Form W-9 in accordance with the instructions to the Form.
Customer Identification Program – Documentation Requirements:	Organized Entities, including Corporations, Partnerships, Limited Liability Companies and Trusts: Provide a certificate of formation and formation agreement.
Foundations and Endowments: Provide a copy of the applicable charter or organizational document (e.g., certificate of incorporation or articles of association), including evidence of registration in the jurisdiction of organization (e.g., trade register extract) and an IRS Non-Profit Determination or 501(c)(3) Letter (or equivalent), if applicable.

Government Pension Funds and other Governmental Organizations: Provide a copy of the constitutional documents (e.g., enabling legislation, trust agreement, charter) as well as evidence of governmental control and oversight that the subscription has been authorized.

i

Evidence of Authorization:
All Investors: Provide satisfactory evidence of authorization, such as a list of authorized agents/officers/directors. Upon review of the below documents, the Company and/or the fund administrator may require additional documentation in order to satisfy its requirements for Know Your Customer and Anti-Money Laundering.

Individuals: U.S. Natural Persons with a social security number are not required to provide a valid passport or driver’s license at this time, although the Company may request it in the future.
Non-U.S. Natural Persons should provide a valid passport or driver’s license containing the person’s full name, photograph and country of citizenship. If the copy of the passport or driver’s license does not contain the individual’s current address, provide an additional government-issued identification document certifying the individual’s name and current address.
Joint Account Holders should provide documentation for each investor.

Corporations: Submit certified corporate resolutions authorizing the subscription and identifying the corporate officer empowered to sign the Subscription Agreement. Corporations must also provide a copy of the certificate of incorporation, or other information identifying the place of incorporation.

Partnerships: Submit a certified copy of the partnership certificate (in the case of limited partnerships) or partnership agreement identifying the general partners empowered to sign the Subscription Agreement and resolutions authorizing the subscription. The general partner of a limited partnership must provide all the documentation noted herein (to the extent applicable) as if it were the Investor.

Limited Liability Companies: Submit a certified copy of the limited liability company operating agreement or certificate of formation identifying the manager or managing member, as applicable, empowered to sign the Subscription Agreement and resolutions authorizing the subscription.

Foundations and Endowments: Submit any related documentation identifying the individual(s) empowered to sign the Subscription Agreement and resolutions authorizing the subscription.
Government Pension Funds and other Governmental Organizations: Submit documentation identifying the individual empowered to sign the Subscription Agreement.
Trusts: Submit a copy of the trust agreement, certificate of trust or equivalent, a document identifying authorized signatories and proof of identification (as applicable) of the (i) settlor and/or grantor, (ii) trustee(s), and other controlling persons, (iii) trust beneficiaries (who receive 10% or more of the economic benefit of the trust) and (iv) any person ultimately beneficially owning 10% or more of such beneficiaries’ equity, partnership, membership or other similar ownership interest.

Employee Benefit Plans: Submit a certificate of an appropriate fiduciary certifying that the subscription has been authorized and identifying the individual empowered to sign the Subscription Agreement.

Delivery:
Completed copies of the Investor Questionnaire and completed and executed copies of IRS Form W-9 or W-8 (as applicable), and any required Customer Identification Program documentation should be delivered to the Company electronically (including with respect to any required certified copies) at @statestreet.com as soon as possible.

Inquiries regarding subscription procedures (including if the Investor Questionnaire indicates that any Investor’s response to a question requires further information) should be directed to @carlyle.com.
ii

Wire Instructions:	In connection with an Investor’s investment, and pursuant to the terms of the Subscription Agreement, all payments of the Subscription Amount (as defined below) must be made by bank wire transfer in immediately available funds in U.S. dollars at least five Business Days (as defined below) prior to the first day of the calendar month in which a subscription is to be effective (unless waived by the Adviser). Please wire funds to:
Bank: ............................ ABA #: ......................... Account #: .................... Bank Account Name: ...Carlyle Credit Solutions, Inc. Reference: .....................«InvestorName»

[remainder of page intentionally left blank]
iii

SUBSCRIPTION AGREEMENT
Carlyle Credit Solutions, Inc.
c/o State Street Bank & Trust Co.
One Lincoln Street
Boston, MA 02111

Ladies and Gentlemen:
1.Subscription.
(a)The undersigned (the “Investor”) subscribes for and agrees to purchase shares of common stock, par value $0.01 per share, (“Shares” and each, a “Share”), of one or more classes of Carlyle Credit Solutions, Inc. (formerly TCG BDC II, Inc., the “Company,” “we,” “our” or “us”) with subscription amounts for each class of common stock subscribed for by the Investor as set forth on the signature page below (collectively, the “Subscription Amount”). The Investor acknowledges and agrees that this subscription (i) is irrevocable on the part of the Investor, (ii) is conditioned upon acceptance by or on behalf of the Company, and (iii) may be accepted or rejected in whole or in part by the Company in its sole discretion. The Investor agrees to adhere to and be bound by all the terms and provisions of the Company’s Confidential Private Placement Memorandum, including the information incorporated by reference therein, as amended, restated and/or supplemented from time to time (the “Memorandum”), the Company’s Articles of Amendment and Restatement, effective April 18, 2015, as amended by the Articles of Amendment effective March 29, 2022 and the Articles of Amendment effective December 23, 2025, and as supplemented by the Class S Articles Supplementary effective December 23, 2025 and the Class D Articles Supplementary effective December 23, 2025, copies of which are attached hereto as Appendix A, in each case as amended, restated, supplemented or otherwise modified from time to time (the “Charter”), the Company’s bylaws attached hereto as Appendix B, as amended from time to time (the “Bylaws”), the Amended and Restated Investment Advisory Agreement with Carlyle Global Credit Investment Management L.L.C., our investment adviser (the “Adviser”) attached hereto as Appendix C, as amended from time to time (the “Advisory Agreement”), the Administration Agreement between the Company and Carlyle Global Credit Administration L.L.C., our administrator (the “Administrator”) attached hereto as Appendix D, as amended from time to time (the “Administration Agreement,” and together with the Memorandum, the Charter, the Bylaws and the Advisory Agreement, each as in the final form provided or made available to the Investor, the “Operative Documents”), together with this subscription agreement (the “Subscription Agreement”). Capitalized terms not defined herein are used as defined in the Memorandum. The Investor acknowledges and agrees that (i) in connection with the Private Offering contemplated by the Memorandum, the Company expects to enter into separate subscription agreements (the “Other Subscription Agreements,” and, together with this Subscription Agreement, the “Subscription Agreements”) with other investors (the “Other Investors,” and together with the Investor, the “Investors”), providing for the sale of Shares to the Other Investors, (ii) the Company reserves the right to enter into Other Subscription Agreements that contain terms and conditions not found in this Subscription Agreement, subject to applicable law, and (iii) this Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are separate sales.
(b)The Investor agrees to purchase Shares for the aggregate purchase price equal to its Subscription Amount, payable under the terms and subject to the conditions set forth herein.

2.Closings.
(a)The closing of this subscription for an investment in the Company (the “Closing”) will be deemed to take place as of the first day of the month (the “Closing Date”) pursuant to an accepted subscription agreement (based on the net asset value (“NAV”) per Share of the applicable class of common stock as determined as of the previous day, being the last day of the preceding month), and to be accepted, a subscription request including the full subscription amount must be received, together with a completed subscription agreement at least five Business Days prior to the first day of the month (unless waived by the Adviser). On the date of the Closing Date, the Investor shall become a shareholder of the Company. The Company intends to conduct closings for Shares on a monthly basis; provided, however, that the Company may, in its sole discretion based on market and other conditions, conduct Closings on a less frequent basis. “Business Day” has the meaning ascribed to it in Rule 14d-1(g)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)The Investor agrees to provide any information reasonably requested by the Company to verify the accuracy of the representations contained herein, including without limitation the investor questionnaire (the “Investor Questionnaire”). Promptly after the Closing Date, the Company will deliver to the Investor or its representative, if the Investor’s subscription has been accepted, a letter confirming the Company’s acceptance of the Investor’s subscription.
(c)In the event that any Investor is permitted by the Company to make an additional subscription to purchase Shares on a date after its initial subscription has been accepted, such Investor will be required to enter into a separate Subscription Agreement with the Company, it being understood and agreed that such separate Subscription Agreement will be considered to be an Other Subscription Agreement for the purposes of this Subscription Agreement.
3.Purchase of Shares.
(a)All payments of the Subscription Amount must be made by bank wire transfer in immediately available funds in U.S. dollars at least five Business Days prior to the first day of the calendar month in which a subscription is to be effective (unless waived by the Adviser).
(b)Following the Closing, and after the Investor’s payment of the Subscription Amount in accordance with this Section 3(a), the Company shall issue to the Investor a number of Shares of each applicable class of common stock equal to the applicable Subscription Amount for such class paid by the Investor and accepted by the Company divided by the applicable NAV per Share of such class, which will be communicated to the Investor by or on behalf of the Company following the determination of the such NAV. The NAV per Share of the applicable class applicable to a purchase of Shares at a given effective date will be available generally within 20 business days after the effective date of the Share purchase; at that time, the number of Shares of each applicable class based on that NAV per Share and the Investor’s purchase will be determined and Shares shall be credited to the Investor’s account as of the effective date of the Share purchase.
(c)State Street Bank and Trust Company will act as transfer agent and registrar for the Shares (the “Transfer Agent”), unless and until either the Company or the Transfer Agent decides to terminate the agreement between the parties.
4.Representations, Warranties and Covenants of the Investor. To induce the Company to accept this subscription, the Investor represents, warrants and covenants as follows:
(a)This Subscription Agreement has been duly authorized, executed and delivered by the Investor and, upon due authorization, execution and delivery by the Company, will constitute the valid and legally binding agreement of the Investor enforceable in accordance with its terms against the Investor, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect; (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.
(b)The Shares to be acquired hereunder are being acquired by the Investor for the Investor’s own account for investment purposes only and not with a view to resale or distribution.
(c)The Investor understands that the Company (i) has elected to be treated as a business development company under the Investment Company Act; (ii) is a non-exchange traded, perpetual-life business development company, which is a business development company of indefinite duration whose shares are not listed for trading on a stock exchange or other securities market and whose shares of common stock are intended to be sold on a continuous basis; and (iii) has elected to be treated as a regulated investment company within the meaning of Section 851 of the Code, for U.S. federal income tax purposes; pursuant to those elections, the Investor will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Company, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7. The Company has filed a registration statement on Form 10 (the “Form 10 Registration Statement”) for its Shares with the U.S. Securities and Exchange Commission (the “SEC”) under the Exchange Act. The Form 10 Registration Statement is not the offering document pursuant to which the Company is conducting this offering and does not include all information regarding the Company contained in the Memorandum; accordingly, Investors should rely exclusively on information contained in, or incorporated by reference in, the Operative Documents in making their investment decisions.

(d)Restrictions on Offering and Sale of Shares.
(i)The Investor understands that the offering and sale of the Shares are intended to be exempt from registration under the Securities Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and it agrees that any Shares acquired by the Investor may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (each, a “Transfer”) in any manner that would require the Company to register the Shares under the Securities Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. The Investor understands that the Company requires each investor in the Company to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act (“Accredited Investor”) and the Investor represents and warrants that it is an Accredited Investor.
(ii)The Investor understands that the offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Investor including, without limitation, the legal requirements of jurisdictions in which the Investor is resident and in which such acquisition is being consummated. Furthermore, the Investor understands that all offerings and sales made outside of the United States will be made pursuant to Regulation S under the Securities Act.
(e)Restrictions on Transfer of Shares.
(i)The Investor acknowledges and agrees that the Investor may not Transfer any of its Shares unless (A) the Company provides its prior written consent, (B) the Transfer is made in accordance with applicable securities laws and (C) the Transfer is otherwise in compliance with the transfer restrictions set forth in Appendix E. No Transfer will be effectuated except by registration of the Transfer on the Company books. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Company.
(ii)The Investor acknowledges that the Investor is aware and understands that there are other substantial restrictions on the transferability of Shares under this Subscription Agreement, the Operative Documents and under applicable law including, but not limited to, the fact that (A) there is no established market for the Shares and it is possible that no public market for the Shares will develop; (B) the Shares are not currently, and the Investor has no rights to require that the Shares be, registered under the Securities Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (C) the Investor may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Investor to liquidate its investment in the Company. The Investor understands that legends stating that the Shares have not been registered under the Securities Act or other applicable securities laws and setting out or referring to the restrictions on the transferability and resale of the Shares will be placed on all documents evidencing the Shares. The Investor acknowledges that its overall investments which are not readily marketable are not disproportionate to the Investor’s net worth, it has no need for immediate liquidity in the Investor’s investment in the Shares, has the ability to bear the economic risk of this investment, has the ability to retain its Shares for an indefinite period and at the present time and in the foreseeable future can afford to suffer the complete loss of the Investor’s Shares.
(iii)Notwithstanding any other provisions of this Subscription Agreement, the Investor covenants that it will not Transfer all or any part of the Shares (or purport to do so) if such Transfer would cause (A) the Company or the Adviser to be in violation of the U.S. Bank Secrecy Act, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), as amended, or any similar U.S. federal, state or non-U.S. law or regulation; or (B) the Shares to be held by a country, territory, entity or individual currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any entity or individual that resides or has a place of business in, or is organized under the laws of, a country or territory that is subject to any sanctions administered by OFAC.
(f)The Investor has been furnished and has carefully read this Subscription Agreement, each Operative Document, in each case as amended, restated and/or supplemented through the Closing Date of the Investor’s subscription for Shares, Parts 2A (Brochure) and 2B (Brochure Supplement) of the Form ADV of the Adviser, a current copy of the Proxy Voting Policies and Procedures of the Adviser and, to the extent that the Investor is a natural person, a current copy of the Carlyle Credit Solutions, Inc. Privacy Notice. The Investor understands that the Company is required to file periodic reports such as Form 10-K, Form 10-Q and Form 8-K with the SEC pursuant to the Exchange Act and that such reports are available to the Investor at the SEC’s website at www.sec.gov or upon request from the Company, and the Investor acknowledges that such reports are incorporated by reference into the Memorandum and it has had an opportunity to review such reports and ask questions of the

Company’s management with respect to such reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the risks of an investment in the Shares (including loss of its entire investment in the Shares) and understands the risks of, and other considerations relating to, a purchase of Shares, including the matters set forth under the captions “Risk Factors,” “Allocation of Investment Opportunities and Potential Conflicts of Interests,” “Certain BDC Regulatory Considerations,” “Material U.S. Federal Income Tax Considerations” and “Certain ERISA Considerations” in the Memorandum.
(g)To the full satisfaction of the Investor, the Investor has been furnished any materials the Investor has requested relating to the Company, the offering of Shares or any statement made in the Memorandum, and the Investor has been afforded the opportunity to ask questions of representatives of the Company concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Memorandum and to make an informed investment decision with respect to an investment in the Company.
(h)Other than as set forth in this Subscription Agreement, the Operative Documents and any separate agreement in writing with the Company executed in conjunction with the Investor’s subscription for Shares, the Investor is not relying, and will not rely with respect to the Shares, upon any other information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising), representation or warranty by the Company, its Adviser or any affiliate of the foregoing or any of their respective trustees, directors, officers, employees, partners, shareholders, advisors, attorneys-in-fact, representatives or agents, written or otherwise, in determining to invest in the Company, and expressly acknowledges that no such persons made any representations or warranties to it in connection therewith, and the Investor understands that the information contained in the Memorandum is not intended to convey tax or legal advice. The Investor has consulted to the extent deemed appropriate by the Investor with the Investor’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in Shares and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in Shares, and believes that an investment in the Shares is suitable and appropriate for the Investor.
(i)If the Investor is not a natural person, (i) the Investor was not formed or recapitalized for the specific purpose of acquiring any Shares in the Company, (ii) the Investor has the power and authority to enter into this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and (iii) the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares. If the Investor is a natural person, the Investor has all requisite legal capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for Shares. The execution and delivery by the Investor of, and compliance by the Investor with, this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares does not violate, represent a breach of, or constitute a default under, any instruments governing the Investor, any permit, franchise, judgment, decree, law, statute, order, rule or regulation applicable to the Investor or the Investor’s business or properties, or any agreement to which the Investor is a party or by which the Investor is bound.
(j)The Investor: (i) is not registered or required to be registered as an investment company under the Investment Company Act; (ii) has not elected to be regulated as a business development company under the Investment Company Act; and (iii) either (A) is not relying on the exception from the definition of “investment company” under the Investment Company Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than three percent (3%) of the outstanding voting securities of a business development company.
(k)The Investor understands that the Company is not registered as an investment company under the Investment Company Act, and it acknowledges and agrees that the Company does not intend to register as an investment company under the Investment Company Act.

(l)Representations for Non-U.S. Persons.
(i)If the Investor is not a “U.S. Person” (as defined in Annex 1 herein) (a “non-U.S. Person”), the Investor has heretofore notified the Company in writing of such status.
(ii)The Investor will notify the Company immediately if the Investor becomes a U.S. Person at any time during which the Investor holds or owns any Shares.
(iii)The Investor is acquiring the Shares for its own account for investment purposes only and is not subscribing on behalf of, or funding its commitment with funds obtained from, a U.S. Person.
(iv)Except for offers and sales to discretionary or similar accounts held for the benefit or account of a non-U.S. Person by a U.S. dealer or other professional fiduciary, all offers to sell and offers to buy the Shares were made to or by the Investor while the Investor was outside the United States and at the time the Investor’s order to buy the Shares originated (and at the time this Subscription Agreement was executed by the Investor) the Investor was outside the United States.
(m)If the Investor is, or is acting (directly or indirectly) on behalf of, a “Plan”1 which is subject to Title I of ERISA or Section 4975 of the Code, or any provisions of any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to those provisions contained in such portions of ERISA or the Code (collectively, “Other Plan Laws”): (1) the Plan has not relied on, and is not relying on, the investment advice of any the Adviser or any of its employees, representatives or affiliates with respect to the Plan’s investment in the Company and the decision to invest in the Company was made by a fiduciary (within the meaning of Section 3(21) of ERISA and the regulations thereunder, or as defined under applicable Other Plan Laws) (a “Fiduciary”) of the Plan which is unrelated to the Adviser or any of its employees, representatives or affiliates and which is duly authorized to make such an investment decision on behalf of the Plan (the “Plan Fiduciary”); (2) the Plan Fiduciary has taken into consideration its fiduciary duties under ERISA or any applicable Other Plan Law, including the diversification requirements of Section 404(a)(1)(C) of ERISA (if applicable), in authorizing the Plan’s investment in the Company, and has concluded that such investment is prudent, (3) the Plan’s subscription to invest in the Company and the purchase of Shares contemplated hereby is in accordance with the terms of the Plan’s governing instruments and complies with all applicable requirements of ERISA, the Code and all applicable Other Plan Laws and does not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Other Plan Laws, and (4) the Plan Fiduciary acknowledges and agrees that (i) neither the Adviser nor any of its employees, representatives or affiliates has acted as a fiduciary with respect to the Plan, (ii) neither the Adviser nor any of its employees, representatives or affiliates will be a fiduciary with respect to the Plan as a result of the Plan’s investment in the Company, pursuant to the provisions of ERISA or any applicable Other Plan Laws, or otherwise, and (iii) the Plan Fiduciary has not relied on, and is not relying on, the investment advice of any such person with respect to the Plan’s investment in the Company.
(n)The Investor agrees to notify the Company in writing in the event (i) the Investor either becomes or ceases to be a “benefit plan investor” within the meaning of Section 3(42) of ERISA, as modified by 29 CFR 2510.3-101(f)(2) or under any Other Plan Law (a “Benefit Plan Investor”), (ii) the Investor reasonably expects that the Investor will become or cease to be a Benefit Plan Investor, or (iii) if the Investor is an entity that is deemed to hold the assets of any of Plan pursuant to ERISA or any Other Plan Law, the percentage of such Investor’s assets attributable to Plans either increases or decreases. The Investor also agrees to, within fifteen (15) Business Days of the receipt of a written request from the Company, provide a written update to the Company with regard to any of the foregoing. If the Company, in its sole discretion, determines that so doing would be useful in ensuring that equity participation in the Company is not significant within the meaning of 29 CFR 2510.3-101(f), the Company may require any Benefit Plan Investor to transfer some or all of its Shares for fair market value (as determined by the Company in its sole discretion) to an Investor other than a Benefit Plan Investor (whether an existing Investor or a new Investor). The Investor shall have no claim against the Company, the Administrator, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any such transfer.
1     “Plan” is defined to include (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, individual retirement account or other arrangement is subject to Section 4975 of the Code, (iii) a plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, (iv) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder and (v) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements, pursuant to ERISA or otherwise.

(o)If the investment in the Shares is being made on behalf of an employee benefit plan maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (as described in Section 4(b)(4) of ERISA), (i) there is no provision in the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan that could in any respect affect the operation of the Company, including operations of the Adviser as contemplated by the Advisory Agreement, or prohibit any action contemplated by the Operative Documents and related disclosure of the Company, including, without limitation, the investments which may be made pursuant to the Company’s investment strategies, the concentration of investments for the Company and the payment by the plan of incentive or other fees, and (ii) the plan’s investment in the Company will not conflict with or violate the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan.
(p)The Investor was offered the Shares through private negotiations, not through any general solicitation or general advertising. If the Investor is a U.S. Person, the Investor was offered Shares in the U.S. jurisdiction listed in the Investor’s permanent address set forth in the Investor Questionnaire and intends that the securities laws of that U.S. jurisdiction govern the Investor’s subscription.
(q)Sanctions; Anti-Money Laundering Requirements.
(i)Neither the Investor, nor any of its affiliates or direct or indirect beneficial owners: (A) is a Sanctioned Person2 or incorporated, resident or located in a Sanctioned Country,3 (B) is a person or entity identified as a terrorist organization by the United Nations, United States or European Union or (C) unless otherwise disclosed in writing to the Company prior to the Investor’s subscription for the Shares, is a person who is a senior foreign political figure,4 or any immediate family member5 or close associate6 of a senior foreign political figure as such terms are defined in the footnotes below. The Investor further represents and warrants that the monies used to fund the investment in the Shares (directly or indirectly) are not derived from, invested for the benefit of, or related in any way to: (I) any Sanctioned Person, (II) any Sanctioned Country, (III) property that is blocked under any laws, orders or regulations administered or enforced by OFAC (“OFAC Regulations”), or that would be blocked under OFAC Regulations if it were in the custody of a U.S. national, (IV) persons, entities, or governments to whom U.S. nationals cannot lawfully export services under export control laws and regulations administered by the U.S. Department of Commerce’s Bureau of Industry and Security, (V) persons, entities, or governments with whom U.S. nationals cannot lawfully engage in transactions under OFAC Regulations, (VI) the governments of, or persons within, any country that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force (“FATF”) on Money Laundering or country or financial institution that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern” or (VII) any source that the receipt of which, would cause the Company, the Adviser or any Investor to be in violation of Sanctions.7 The Investor further represents and warrants that the Investor: (I) has conducted thorough due diligence with respect to all of its beneficial owners,8 (II) has established the identities of all direct and indirect beneficial owners and the source of each of such beneficial owner’s funds, (III) will retain evidence of any such identities, any such source of funds and any such due diligence and (IV) if it is itself a collective investment flow-through vehicle for unaffiliated third party investors, has implemented controls to monitor, or has engaged an internationally recognized financial institution
2     A “Sanctioned Person” is defined as any person, entity, or government that is the target of Sanctions, including without limitation (a) any person, entity, or government listed in any Sanctions-related list of designated persons maintained by OFAC, (b) any person or entity operating, organized or resident in a Sanctioned Country or (c) any person or entity owned 50% or more by any such person or entity, or persons or entities, described in the foregoing clause (a) or (b).
3     A “Sanctioned Country” is defined as a country or territory which is the subject or target of any comprehensive Sanctions (as of the Investor’s investment in the Company), Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine.
4     A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation and includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
5     An “immediate family member” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
6     A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.
7     “Sanctions” are defined as any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by (a) the United States government, (b) the United Nations, (c) the European Union or its participating member states, (d) the United Kingdom, (e) the respective governmental institutions and agencies of any of the foregoing, including without limitation, OFAC, the U.S. Department of State, the United Nations Security Council and/or Her Majesty’s Treasury, or (f) any other government authority having jurisdiction over the Company.
8     With respect to any Investor that is itself an employee benefit plan, employee benefit arrangement or a Government Plan (as defined in herein) with at least 5,000 plan participants, for purposes of this Subscription Agreement, the phrase “beneficial owner” (including any direct or indirect beneficial owner) shall not include (x) the Investor’s plan participants and their beneficiaries or (y) one beneficiary if it is more than 10% of the plan.

licensed to provide financial services in FATF cooperative countries to conduct its controls to monitor (x) beneficial owners and ensure such beneficial owners are not Sanctioned Persons, and (y) suspicious activities and ensure that such activities are reported, as required, to appropriate government agencies. Pursuant to anti-money laundering laws and regulations, the Company may be required to collect documentation verifying the Investor’s identity and the source of funds used to acquire Shares before, and from time to time after, acceptance by the Company of this Subscription Agreement, and the Investor warrants that it will make any such documentation available to the Company promptly after any request by the Company for such documentation. The Investor further represents and warrants that the Investor does not know or have any reason to suspect that (x) the monies used to fund the Investor’s investment in the Shares have been or will be derived from or related to any improper, unethical or illegal activities, including, without limitation, money laundering activities, activities that are the target of Sanctions, or activities prohibited by applicable anti-corruption laws and regulations and (y) the proceeds from the Investor’s investment in the Shares will be used to finance any illegal activities.
(ii)The Investor will provide to the Company at any time during the term of the Company such information as the Company determines to be necessary or appropriate (A) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (B) to respond to requests for information concerning the identity of the Investor from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information. The Investor acknowledges and agrees that the Company may share the identity of the Investor with other Investors and prospective Investors.
(iii)To comply with applicable U.S. anti-money laundering laws and regulations, all payments and contributions by the Investor to the Company and all payments and distributions to the Investor from the Company will only be made in the Investor’s name and to and from a bank account of (1) a bank based or incorporated in or formed under the laws of the United States or (2) a bank that is regulated in and either based or incorporated in or formed under the laws of the United States or another “Approved FATF Country” and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time. For purposes of this Subscription Agreement, an “Approved FATF Country” means any country that is approved as a member of the Financial Action Task Force on Money Laundering.
(iv)The representations and warranties set forth in this Section 4(q) shall be deemed repeated and reaffirmed by the Investor to the Company as of each date that the Investor is required to make a capital contribution or other payment to, or receives a distribution from, the Company. If at any time during the term of the Company, the representations and warranties set forth in this Section 4(q) cease to be true, the Investor shall immediately so notify the Company in writing.
(v)The Investor understands and agrees that the Company may not accept any amounts from a prospective Investor if such prospective Investor cannot make the representations and warranties set forth in this Section 4(q). If an existing Investor cannot make these representations or fails to comply with information requests, the Company may require the sale of such Investor’s Shares. The Investor further understands and agrees that the Company may be obligated to “freeze” the Investor’s capital account (e.g., by prohibiting additional capital contributions from the Investor or suspending other rights the Investor may have under the Operative Documents) and the Company may also be required to report such action and to disclose the Investor’s identity to governmental authorities, self-regulatory organizations and financial institutions.
(r)In the event that the Investor is, receives deposits from, makes payments to or conducts transactions relating to, a non-U.S. banking institution (a “Non-U.S. Bank”) in connection with the Investor’s investment in Shares, such Non-U.S. Bank: (1) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities, (2) employs one or more individuals on a full-time basis, (3) maintains operating records related to its banking activities, (4) is subject to inspection by the banking authority that licensed it to conduct banking activities and (5) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate. The Investor agrees and acknowledges that, among other remedial measures, (A) in order to comply with governmental regulations and/or if the Company determines in its sole discretion that such action is in the best interests of the Company, the Company may “freeze the account” of the Investor, either by prohibiting additional investments by the Investor, segregating assets of the Investor and/or suspending other rights the Investor may have under the Operative Documents and (B) the Company may be required to report such action or the Investor’s failure to comply with information requests or to disclose confidential information relating to the Investor or its beneficial owners (including without limitation, disclosing the Investor’s identity and investment history) to regulatory authorities, self-regulatory organizations and financial institutions, in certain circumstances without notifying the Investor that the information has been so provided.

(s)The Investor acknowledges that, in order to comply with the provisions of the U.S. Foreign Account Tax Compliance Act (“FATCA”) and avoid the imposition of U.S. federal withholding tax, the Company may, from time to time, require further information and/or documentation from the Investor and, if and to the extent required under FATCA, the Investor’s direct and indirect beneficial owners (if any), relating to or establishing any such owner’s identity, residence (or jurisdiction of formation), income tax status, and other required information and may provide or disclose such information and documentation to the U.S. Internal Revenue Service. The Investor agrees that it shall provide such information and documentation concerning itself and its beneficial owners, if any, as and when requested by the Company sufficient for the Company to comply with its obligations under FATCA. The Investor acknowledges that, if the Investor does not provide the requested information and documentation, the Company may, at its sole option and in addition to all other remedies available at law or in equity, prohibit additional investments, decline or delay any redemption requests by the Investor and/or deduct from such Investor’s account and retain amounts sufficient to indemnify and hold harmless the Company from any and all withholding taxes, interest, penalties and other losses or liabilities suffered by the Company on account of the Investor’s not providing all requested information and documentation in a timely manner. The Investor shall have no claim against the Company, the Administrator, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions.
(t)The Investor acknowledges that the Company has entered into and intends to enter into one or more revolving credit facilities with one or more syndicates of banks or to incur indebtedness in lieu of or in advance of capital contributions. In connection therewith, each Investor hereby agrees to cooperate with the Company and provide financial information and other documentation reasonably and customarily required to obtain such facilities.
(u)None of the information concerning the Investor nor any statement, certification, representation or warranty made by the Investor in this Subscription Agreement or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Questionnaire and any forms W-9 or W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP)), as applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.
(v)The Investor agrees that the certifications, representations, warranties, covenants and agreements in this Section 4 shall survive the acceptance of this Subscription Agreement and the dissolution of the Company, without limitation as to time. Without limiting the foregoing, the Investor agrees to give the Company prompt written notice in the event that any statement, certification, representation or warranty of the Investor contained in this Section 4 or any information provided by the Investor herein or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Questionnaire and any forms W-9 or W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP)), as applicable, ceases to be true at any time following the date hereof.
(w)The Investor agrees to provide such information and execute and deliver such documents as the Company may reasonably request to verify the accuracy of the Investor’s representations and warranties herein or to comply with any law or regulation to which the Company, the Adviser, the Administrator or a portfolio company may be subject.
(x)The Investor acknowledges and agrees that, pursuant to the Charter and the Advisory Agreement, the Company and/or the Adviser have the power and discretion to make all investment decisions in accordance with the terms of the Charter and the Advisory Agreement. Accordingly, the Investor acknowledges that neither the Company, the Adviser nor any affiliate thereof has rendered or will render any investment advice or securities valuation advice to the Investor, and that the Investor is neither subscribing for nor acquiring any Shares in reliance upon, or with the expectation of, any such advice.
(y)If the Investor is a “banking entity” within the meaning of Section 13(h)(1) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”) (12 U.S.C. § 1851(h)(1)) and applicable implementing regulations, the Investor acknowledges and confirms that: (a) the Investor is not located in the United States or organized under the laws of the United States or of any U.S. state and it is not organized or controlled by a banking entity that is organized under the laws of the United States or any state or other jurisdiction within the United States; (b) the Investor and all relevant personnel of the Investor involved in making the decision to invest in the Company are not located in the United States; (c) the Investor’s investment in the Company will not be accounted for as principal directly or indirectly on a consolidated basis by any branch or affiliate of the Investor that is located in the United States or organized under the laws of the United States or any state or other jurisdiction within the United States; (d) the Investor’s investment in the Company shall not be financed in whole or in part by any branch or affiliate of the Investor that is located in the United States or organized under the laws of the United States or any state or other jurisdiction within the United States; and (e) the Investor is making its investment in the Company pursuant to the authority granted in either Section 4(c)(9) or 4(c)(13) of the BHC Act and is authorized to do so, either because (x) it is a foreign banking organization that is a qualified foreign banking organization under Regulation K of the Board of Governors of the Federal Reserve System or (y) if it is not a foreign banking organization, it meets at least two of the requirements relating to assets, revenues or net income set forth in 12 C.F.R. § 248.13(b)(2)(ii)(B).
(z)The Investor represents and warrants that neither the Investor nor any beneficial owner9 of the Investor’s Shares, has been or is subject to any “disqualifying event” (as defined in Rule 506(d)(1) under the Securities Act) (a “Disqualifying Event”) during the time periods specified therein. The representations and warranties set forth in this Section 4(z) shall be deemed repeated and reaffirmed by the Investor to the Company as of each subsequent closing of the Company. Furthermore, the Investor agrees to provide the Company with (1) prompt written notice of the occurrence of a Disqualifying Event10 with respect to the Investor or any such beneficial owner and (2) any information, documentation or certifications (including, if requested, a “bad actor” disqualification questionnaire) required by the Company, in its sole discretion, to permit the Company to comply with its obligations pursuant to Rule 506(d) under the Securities Act.
(aa)The Investor acknowledges that no federal or state agency, and no agency of any non-U.S. jurisdiction, has passed upon the Shares or made any finding or determination as to the fairness of this investment. The Memorandum has not been filed with the SEC, any self-regulatory agency or with any securities administrator under state securities laws or the laws of any non-U.S. jurisdiction.
(ab)The execution, delivery and performance of this Subscription Agreement by the Investor do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Investor is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Investor, or violate any statute, regulation, law, order, writ, injunction or decree to which the Investor is subject. The Investor has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities and such other persons, if any,
9     As used in this Section 4(z), “beneficial owner” or “beneficially own” shall mean “beneficial owner” or “beneficially own” within the meaning of Rule 13d-3 under the Exchange Act.
10     For purposes of Rule 506(d), promulgated under the Securities Act, a “Disqualifying Event” has occurred with respect to the Investor, or any beneficial owner of the Investor’s Shares, if such person: (i) has been convicted, within ten years before the date hereof (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the SEC; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities; (ii) is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the date hereof, that, as of the date hereof, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the SEC; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities; (iii) is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that: (A) as of the date hereof, bars the person from: (1) association with an entity regulated by such commission, authority, agency, or officer; (2) engaging in the business of securities, insurance or banking; or (3) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before the date hereof; (iv) is subject to an order of the SEC entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Advisers Act that, as of the date hereof: (A) suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser; (B) places limitations on the activities, functions or operations of such person; or (C) bars such person from being associated with any entity or from participating in the offering of any penny stock; (v) is subject to any order of the SEC entered within five years before the date hereof that, as of the date hereof, orders the person to cease and desist from committing or causing a violation or future violation of: (A) any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and 17 CFR 240.10b-5, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or (B) Section 5 of the Securities Act; (vi) is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; (vii) has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five years before the date hereof, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or (viii) is subject to a United States Postal Service false representation order entered within five years before the date hereof, or is, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

required to permit the Investor to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and thereby.
(ac)Sullivan & Cromwell LLP acts as U.S. counsel to the Company, the Adviser and their affiliates. The Investor acknowledges that, in connection with this offering of Shares, Sullivan & Cromwell LLP will not represent the Investor or any other investors in the Company in the absence of a clear and explicit written agreement to such effect between Sullivan & Cromwell LLP and such investor. In the absence of such an agreement, Sullivan & Cromwell LLP owes no duties to the Investor or any other investor in the Company (whether or not such counsel has in the past represented, or is currently representing, such Investor or any other investor with respect to other matters). No independent counsel has been retained by the Company, the Adviser or their affiliates to represent investors in the Company.
(ad)The Investor representations and warranties set forth in this Subscription Agreement and the Investor information provided in the Investor Questionnaire shall be deemed repeated and reaffirmed by the Investor to the Company as of each date that the Investor is required to make a capital contribution to the Company.
5.Representations of the Company. To induce the Investor to accept this subscription, the Company represents as follows:
(a)The Company is empowered, authorized and qualified to enter into this Subscription Agreement, the Advisory Agreement and the Administration Agreement, and each of the persons signing this Subscription Agreement, the Advisory Agreement and the Administration Agreement on behalf of the Company has been duly authorized by the Company to do so.
(b)The execution and delivery of this Subscription Agreement, the Advisory Agreement and the Administration Agreement by the Company and the performance of its duties and obligations hereunder and thereunder do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Company is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Company, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Company is subject.
(c)The Company is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in this Subscription Agreement, the Advisory Agreement and the Administration Agreement, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the Company or impair the Company’s ability to carry out its obligations under this Subscription Agreement or the Advisory Agreement.
(d)There is no litigation, investigation or other proceeding pending or, to the knowledge of the Company, threatened against the Company that, if adversely determined, would materially adversely affect the business or financial condition of the Company or the ability of the Company to perform its obligations under this Subscription Agreement, the Advisory Agreement and the Administration Agreement.
(e)The Shares to be issued and sold by the Company to the Investor hereunder have been duly authorized and, when issued and delivered to the Investor against payment therefore as provided in this Subscription Agreement, will be validly issued, fully paid and non-assessable.
6.Public Pension Fund Reform Code of Conduct. If the Investor is a retirement plan established or maintained for its employees (current or former) by the Government of the United States, the government of any State or political subdivision thereof, or by any agency or instrumentality of any of the foregoing (a “Government Plan”), then:
(a)the Company certifies to such Government Plan that, as of the date hereof, all provisions of the Public Pension Fund Reform Code of Conduct adopted by The Carlyle Group, predecessor to The Carlyle Group Inc. (formerly, The Carlyle Group L.P.) (“Carlyle”), on May 14, 2009 (as such Code may be amended, modified or supplemented from time to time, the “Code of Conduct”) are in full force and effect and that Carlyle, after making such inquiries as are required by the Code of Conduct, is in compliance therewith and will continue to remain in compliance with Paragraph 3 thereof throughout the term of the Company. Notwithstanding the foregoing, the Government Plan acknowledges that Paragraphs 19 through 23 of the Code of Conduct are inapplicable to the

Company and that conflicts of interest matters are addressed in the Memorandum, as contemplated by Paragraph 24 of the Code of Conduct;
(b)the Government Plan acknowledges and agrees pursuant to Paragraph 15 of the Code of Conduct that confidential or sensitive information about the Government Plan may be disclosed in connection with the activities of the Company;
(c)the Government Plan acknowledges that (i) the disclosures made by Carlyle pursuant to the Code of Conduct (including, inter alia, disclosures of political contributions by, and certain other information regarding, certain Carlyle personnel, disclosures of third-party compensation paid by Carlyle in connection with an investment by a public pension fund and an annual certificate of Carlyle’s compliance with the Code of Conduct) are made available for review on the Company’s website (http://www.carlyle.com); (ii) such disclosures will be updated regularly and will remain available for review on such website; and (iii) a copy of the Code of Conduct is available upon request;
(d)notwithstanding Section 18 of the Code of Conduct, neither the Company nor Carlyle nor their respective affiliates shall be subject to such Government Plan’s regulations and internal rules and policies that are not otherwise applicable to such person; and
7.Distributions. (a) Cash distributions in respect of the Investor’s Shares shall be made to, the bank account specified in Section A.6 of the Investor Questionnaire; and (b) in-kind distributions to the Investor in respect of its Shares shall be made to the brokerage account specified in Section A.7 of the Investor Questionnaire. The Investor may thereafter specify a different account in writing to the Company upon at least ten (10) Business Days prior written notice, so long as such account is in compliance with the Investor’s representations in paragraphs 8(q)(iii) and 8(r) above.
8.Further Advice and Assurances. All information which the Investor has provided to the Company, including the information in the Investor Questionnaire, is true, correct and complete as of the date hereof, and the Investor agrees to notify the Company immediately if any representation, warranty or information contained in this Subscription Agreement or any of the information in the Investor Questionnaire, becomes untrue at any time. The Investor agrees to provide such information and execute and deliver such documents with respect to itself and its direct and indirect beneficial owners as the Company may from time to time reasonably request to: verify the accuracy of the Investor’s representations and warranties herein (including, without limitation, the absence of any Disqualifying Event); otherwise determine the eligibility of the Investor to purchase Shares; establish the identity of the Investor and the direct and indirect participants in its investment in Shares; to the extent applicable, effect any transfer and admission; and/or comply with any law, rule or regulation to which the Company, the Adviser and/or their affiliates may be subject, including, without limitation, compliance with anti-money laundering laws and regulations or for any other reasonable purpose.
9.Power of Attorney.
(a)The Investor, by its execution hereof as security for its obligations hereunder, hereby irrevocably appoints the Company, with full power of substitution, as the Investor’s true and lawful representative, agent and attorney-in-fact to make, execute, sign, acknowledge, verify, swear to, record, deliver and file, in the Investor’s name, place and stead:
(i)any and all filings required to be made by the Investor under the Exchange Act with respect to any of the Company’s securities which may be deemed to be beneficially owned by the Investor under the Exchange Act;
(ii)all certificates and other instruments deemed advisable by the Company in order for the Company to enter into any borrowing or pledging arrangement;
(iii)all certificates and other instruments deemed advisable by the Company to comply with the provisions of this Subscription Agreement and applicable law or to permit the Company to become or to continue as a business development corporation; and
(iv)all other instruments or papers not inconsistent with the terms of this Subscription Agreement which may be required by law to be filed on behalf of the Company.
(b)With respect to the Investor and the Company, the foregoing power of attorney:
(i)is coupled with an interest and shall be irrevocable;

(ii)may be exercised by the Company either by signing separately as attorney-in-fact for the Investor or, after listing all of the Investors executing an instrument, by a single signature of the Company acting as attorney-in-fact for all of them;
(iii)shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the Investor or the assignment by the Investor of the whole or any fraction of its Shares;
(iv)shall not revoke any prior powers of attorney executed by the Investor (including any powers of attorney contained in any documents executed pursuant to a power of attorney); and
(v)may not be used by the Company in any manner that is inconsistent with the terms of this Subscription Agreement and any other written agreement between the Company and the Investor.
10.Indemnity.
(a)The Investor understands that the information provided herein (including the Investor Questionnaire) will be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase Shares in the Company. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase Shares in the Company. To the fullest extent permitted under applicable law, the Investor agrees to indemnify and hold harmless the Company, the Adviser, the Administrator, and their affiliates and each partner, member, officer, trustee, director, employee, and agent thereof (each an “Indemnified Person” and together, the “Indemnified Persons”), from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Questionnaire) or in any other document provided by the Investor to the Company or in any agreement executed by the Investor in connection with the Investor’s investment in Shares.
(b)Any Indemnified Person not being a party to this Subscription Agreement may enforce any indemnity expressly granted to it pursuant to this Agreement in its own right as if it were a party to this Subscription Agreement.
(c)Notwithstanding any term of this Subscription Agreement, the consent of or notice to any person who is not a party to this Subscription Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Subscription Agreement at any time.
11.Miscellaneous. This Subscription Agreement is not transferable or assignable by the Investor without the prior written consent of the Company. Any purported assignment of this Subscription Agreement will be null and void without such consent. The cover page and headings of the sections of this Subscription Agreement are inserted for convenience only. When the words or phrases “include” or “including” and words or phrases of similar import are followed by a list of one or more items, such list shall deemed to be illustrative only and shall not be deemed to be an exclusive listing. The word “shall” shall be construed to have the same meaning and effect as the word “will.” The representations and warranties made by the Investor in this Subscription Agreement (including the Investor Questionnaire) shall survive the closing of the transactions contemplated hereby and any investigation made by the Company. The Investor Questionnaire, including without limitation the representations and warranties contained therein, is an integral part of this Subscription Agreement and shall be deemed incorporated by reference herein. This Subscription Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument. For the avoidance of doubt, a person’s execution and delivery of this Subscription Agreement by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this Subscription Agreement by or on behalf of such person and shall bind such person to the terms of this Subscription Agreement. The parties hereto agree that this Subscription Agreement and any additional information incidental hereto may be maintained as electronic records. Any person executing and delivering this Subscription Agreement by an Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Subscription Agreement, as may be reasonably requested by the Company. Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that this Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof. To the fullest extent permitted by law, the sole and exclusive forum for any action, suit or proceeding with respect to this Subscription Agreement shall be a federal or state court located in the state of Maryland, and each party hereto, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, in accordance with Section 14 addressed to the party at the party’s address specified herein or in the Investor Questionnaire. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW.
12.Amendments and Waivers. This Subscription Agreement may be amended (either generally or in a particular instance and either retroactively or prospectively) with the consent of the Investor and the Company; provided, that the Company may, in its discretion, waive any representations, warranties or other requirements contained herein.
13.Confidentiality. The Investor acknowledges that the Memorandum and other information relating to the Company has been submitted to the Investor on a confidential basis for use solely in connection with the Investor’s consideration of the purchase of Shares. The Investor agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Investor shall not (a) reproduce the Memorandum or any other information relating to the Company (including, without limitation any future information provided to the Investor as to the Company’s estimated net asset value or net asset value per share, asset levels, financial performance or other financial or operating results prior to the filing of such information with the SEC), in whole or in part, or (b) disclose the Memorandum or any other such information relating to the Company to any person who is not an officer or employee of the Investor who is involved in its investments, or partner (general or limited) or affiliate of the Investor (it being understood and agreed that if the Investor is a pooled investment fund, it shall only be permitted to disclose the Memorandum or other information related to the Company if the Investor has required its investors to enter into confidentiality undertakings no less onerous than the provisions of this Section 13), except to the extent (1) such information is in the public domain (other than as a result of any action or omission of Investor or any person to whom the Investor has disclosed such information) or (2) such information is required by applicable law or regulation to be disclosed. The Investor further agrees to return the Memorandum and any other information relating to the Company if no purchase of Shares is made or upon the Company’s request therefore. The Investor acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this Section 13 by it, and that in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.
14.Notice. All notices, consents, requests, demands, offers, reports, and other communications (collectively, “Notices”) required or permitted to be given pursuant to this Subscription Agreement shall be in writing and shall be given, made or delivered by personal hand-delivery, by facsimile transmission, by electronic mail, or by air courier guaranteeing overnight delivery, addressed as set forth below. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile transmission or by electronic mail; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such Notice to an air courier guaranteeing overnight delivery.
If to the Company, to:
Carlyle Credit Solutions, Inc.
One Vanderbilt Avenue, Suite 3400
New York, New York 10017
Attention:
E-mail:        @carlyle.com
and, if to the Investor, to the address set forth in the Investor Questionnaire. The Company or the Investor may change its address by giving notices to the other in the manner described herein.
15.Necessary Acts, Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Subscription Agreement or to show the ability to carry out the intent and purposes of this Subscription Agreement.
16.No Joint Liability Among the Company, the Adviser, and the Administrator. The Company shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Adviser or the Administrator under or in connection with this Subscription Agreement. The Adviser shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company or the Administrator under or in connection with this Subscription Agreement. The Administrator shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company or the Adviser under or in connection with this

Subscription Agreement. There shall be no joint and several liability of the Company, the Adviser, and the Administrator for any obligation under or in connection with this Subscription Agreement.
17.Independent Nature of Investors’ Obligations and Rights; Third-Party Beneficiaries. The obligations of the Investor hereunder are several and not joint with the obligations of any Other Investor. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by the Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Subscription Agreement. This Subscription Agreement is not intended to confer upon any person, other than the parties hereto, except as provided in Section 10, any rights or remedies hereunder.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.
Date:
Class I Shares Subscription Amount (Minimum initial investment: $1,000,000; minimum subsequent investment: $500, unless waived)
$
Class S Shares Subscription Amount (Minimum initial investment: $2,500; minimum subsequent investment: $500, unless waived)
$
Class D Shares Subscription Amount (Minimum initial investment: $2,500; minimum subsequent investment: $500, unless waived)
$
INDIVIDUAL, JOINT IN TENANCY, INDIVIDUAL IRA INVESTOR:

(Print Name)

(Signature)
PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER INVESTOR:

(Print Name of Entity)
By:
(Signature)

(Print Name and Title)

[Signature Page to Carlyle Credit Solutions, Inc. Subscription Agreement]

Agreed and accepted as of the _____ day of __________:
CARLYLE CREDIT SOLUTIONS, INC.

By: Name: Title:
Class I Shares Subscription Amount Accepted:

$ _________________________

Class S Shares Subscription Amount Accepted:

$ _________________________

Class D Shares Subscription Amount Accepted:

$ _________________________

[Signature Page to Carlyle Credit Solutions, Inc. Subscription Agreement]

INVESTOR QUESTIONNAIRE
Note: Questions regarding this questionnaire should be directed to direct.lending@carlyle.com.
All Investors must complete this section.
IN ADDITION, ALL INVESTORS MUST REVIEW AND SIGN THE SUBSCRIPTION AGREEMENT THAT HAS BEEN PROVIDED SEPARATELY.
A.General Information:11
1.Investor Name, Address and Date of Birth / Date of Entity Formation:
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________
2.Investor Category (please check all that apply):

󠇍	Individual	󠇍	Retirement or Benefit Plan (please specify type):___________________________
󠇍	Joint Account Holders[12]	󠇍	IRA-EIN
󠇍	Partnership	󠇍	IRA-SSN
󠇍	C-Corporation	󠇍	LLP
󠇍	S-Corporation	󠇍	LLC
󠇍	Estate	󠇍	Nominee-EIN
󠇍	Grantor Trust	󠇍	Nominee-SSN
󠇍	Trust-EIN (a trust with an EIN in this format: 12-3456789)	󠇍	Fiduciary
󠇍	Trust-SSN (a trust with an EIN in this format: 123-45-6789)	󠇍	Non-profit, Endowment or Foundation
󠇍	Exempt Organization	󠇍	Other (please specify):________________

3.Social Security Number or Taxpayer Identification Information (For Joint Account Holders, please provide the appropriate Taxpayer Identification Number for each account holder):
___________________________________________________________________
11     Under the law and regulations of the FATCA, the Organization for Economic Cooperation and Development’s Common Reporting Standard, and any comparable Automatic Exchange of Information regime, participating financial institutions are required to collect certain tax-related information and/or documents from each Investor or account holder. In certain circumstances we are required to report specific information to the appropriate tax authorities in order to comply with such obligations.
12     If we are to hold the Shares as one or more beneficial owners acting jointly, including as tenants in common (“Joint Account Holders”), we give each of the representations, warranties, acknowledgements and confirmations in this Subscription Agreement both for ourselves and also separately on behalf of each of the Joint Account Holders, and consequently, where appropriate, references to “we” or “the Investor” shall be deemed to be references to each of the Joint Account Holders set out above as well as to ourselves and we shall provide the Company with all other information and documentation as it may request in relation to said Joint Account Holders prior to accepting our Subscription Agreement (including, without limitation, requiring each Joint Account Holder to complete a separate Investor Questionnaire).

4.Contact Person(s), Custodial Arrangements and Broker/Dealer Information: Please provide the following information, as applicable:
Primary Contact Person for this Account, for business relationship matters and investment decision making:13
Name:________________________________________________________________________
     Street Address: _________________________________________________________________
     Country: ______________________________________________________________________
     Telephone: ____________________________________________________________________
     Fax: __________________________________________________________________________
     Email: ________________________________________________________________________
Custodial Arrangement (if applicable):
Name of Custodian: ______________________________________________________________
     Custodian Phone Number: _________________________________________________________
     Custodian Address: ______________________________________________________________

To be completed by the custodian above:
Custodian Tax ID Number: _________________________________________________________
     Custodian Account Number: ________________________________________________________
     Custodian Authorization: ___________________________________________________________

Broker/Dealer (if applicable):
Name of Broker Dealer or Registered Investment Adviser Firm: ______________________________
     Financial Representative: ___________________________________________________________
     Mailing Address: __________________________________________________________________
     Phone Number:___________________________________________________________________
     Advisor/CRD Number: _____________________________________________________________
     Branch Number: ___________________________________________________________________
     Email:___________________________________________________________________________

Financial Representative Signature    Date (MM/DD/YYYY)

Principal Signature (if applicable)    Date (MM/DD/YYYY)

5.Please indicate below if the Investor elects to opt out of the Company’s dividend reinvestment plan.
Opt Out
An Investor automatically participates in the Company’s dividend reinvestment plan (the “DRIP”), unless the Investor affirmatively elects to opt out of the DRIP by notifying State Street Bank and Trust (the “Plan Administrator”) in writing, including by checking “Opt Out” to this Question A.5. A participant in the DRIP may terminate its participation in the DRIP at any time by sending a written notice to the Plan Administrator. A participant in the DRIP holding Shares through an intermediary may elect to receive cash by notifying the intermediary (who should be directed to inform the Plan Administrator). An Investor is free to change this election at any time. If, however, an Investor requests to change its election
13     If space is required to list contact persons in addition to the primary contact, please provide the information in a separate attachment to this questionnaire.
2

within 10 days prior to a distribution, the request will be effective only with respect to distributions after the 10-day period.
6.For distributions of cash, please wire funds to the following bank account:

Bank Name
Bank Location
Account Number
Account Name
Bank Routing Number
For further credit to:
Reference:

7.Please indicate in the space below the brokerage account to which distributions in-kind to the Investor should be credited securities:

Firm Name
Address
City, State, Postal Code
Country
Account Name
Account Number
DTC Number:

8.Is the Investor a U.S. Person as defined in Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), a copy of which definition is attached hereto as Annex 1 to this Questionnaire?

Yes         No
9.Related Parties, Beneficial Ownership and Nominee Arrangements
i.To the best of the Investor’s knowledge, does the Investor control, or is the Investor controlled by or under common control with, any other investor or prospective investor in the Company?
Yes         No
If the question above was answered “Yes,” please indicate the name of such other investor in the space below:____________________________________________________________
ii.Will any other person or persons have a beneficial interest in the Shares to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Investor), and/or is the Investor acting on behalf of an unrelated third party? (By way of example, and not limitation, “nominee” Investors or Investors who have entered into swap or other synthetic or derivative instruments or arrangements with regard to the Shares to be acquired herein would check “Yes”.)
Yes         No
3

If the response to the question above was answered “Yes,” please describe the arrangement below:
____________________________________________________________________________________________________________________________________________________________
iii.Does the Investor have one or more Ultimate Beneficial Owners (as defined in Annex 1) who (i) are entitled to 10% or more of the proceeds from this investment or (ii) hold 10% or more of the control rights of the Investor?
Yes*         No
iv.Is the Investor or any of the Ultimate Beneficial Owners publicly traded or a regulated entity?
Yes*         No
If questions 9(iii)-(iv) were answered “Yes,” please identify such person(s) in the space below:14
Name: ________________________________________________________
Street Address: ________________________________________________________
City, State, Zip: ________________________________________________________
Country: ________________________________________________________
Citizenship: ________________________________________________________
Note: For verification of the Beneficial Owner, U.S. Natural Persons with a social security number are not required to provide a valid passport or driver’s license at this time, although the Company may request it in the future. Non-U.S. Natural Persons should provide a valid passport or driver’s license containing the person’s full name, photograph and country of citizenship. If the copy of the passport or driver’s license does not contain the individual’s current address, provide an additional government-issued identification document certifying the individual’s name and current address.
10.Is the Investor or will the Investor be a person (including an entity) that has discretionary authority or control with respect to the assets of the Company or an “affiliate” of such a person? For purposes of this representation, an “affiliate” is any person controlling, controlled by or under common control with any such person, including by reason of having the power to exercise a controlling influence of the management or policies of such person.
Yes         No
11.Accredited Investor Status (Natural Persons Only)
The Investor represents and warrants that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and has checked the box or boxes below which are next to the category or categories under which the Investor qualifies as an accredited investor:
    (A) A natural person with individual net worth (or joint net worth with spouse or spousal equivalent) in excess of $1 million, excluding the value of the primary residence of such natural person and any indebtedness that is secured by the person’s primary residence, except for the amount of indebtedness that is secured by the person’s primary residence that exceeds, at the time of the sale of securities, (i) the estimated fair market value of the primary residence or (ii) the amount of indebtedness outstanding sixty (60) days before the sale of securities, other than as a result of the acquisition of the primary residence.
    (B)    A natural person with individual income (without including any income of the Investor’s spouse) in excess of $200,000, or joint income with spouse or spousal equivalent in
14     If additional space is required, please provide the information in a separate attachment to this questionnaire.
4

excess of $300,000, in each of the two (2) most recent years and who reasonably expects to reach the same income level in the current year.
    (C)    A natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, including Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65) and Licensed Private Securities Offerings Representative (Series 82).
If you are a U.S. or Non-U.S. natural person, you may skip all the remaining questions. Entities should continue to the next section.
B.Entities must complete this section:
1.Please identify one individual with significant responsibility for managing the Investor (“Control Person”):15
Name: ______________________________________________________
Address: ______________________________________________________
Date of Birth: ______________________________________________________
Tax ID Number:16 ______________________________________________________

Role: an executive officer or senior manager, e.g., CEO, CFO, COO, Managing              Member, General Partner, President, Vice President, Treasurer; or
any other individual who regularly performs similar functions.
Note: For verification of the Control Person, U.S. Natural Persons with a social security number are not required to provide a valid passport or driver’s license at this time, although the Company may request it in the future. Non-U.S. Natural Persons should provide a valid passport or driver’s license containing the person’s full name, photograph and country of citizenship. If the copy of the passport or driver’s license does not contain the individual’s current address, provide an additional government-issued identification document certifying the individual’s name and current address.
2.Is the Investor (i) an “investment company” registered under the Investment Company Act or (ii) has the Investor elected to be regulated as “business development company” pursuant to Section 54 of the Investment Company Act?
Yes         No
3.Is the Investor a private investment company which is not registered under the Investment Company Act in reliance on:
Section 3(c)(1) thereof?     Yes         No
Section 3(c)(7) thereof?     Yes         No
4.Please indicate whether or not the Investor is, or is acting (directly or indirectly) on behalf of, (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, individual retirement account or arrangement is subject to Section 4975 of the Code, (iii) a plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, (iv) an insurance company using general
15     This information is required in accordance with Financial Crimes Enforcement Network (FinCEN) Customer Due Diligence Rule, effective May 11, 2018: https://www.govinfo.gov/content/pkg/FR-2016-05-11/pdf/2016-10567.pdf.
16     For U.S. persons, please provide the social security number.
5

account assets, if such general account assets are deemed to include the assets of any employee benefit plan or plan for purposes of Title I of ERISA or Section 4975 of the Code, or (v) an entity which is deemed to hold the assets of any of the foregoing described in clauses (i), (ii), (iii) or (iv) above (each of the foregoing described in clauses (i), (ii), (iii), (iv) and (v) being referred to herein as a “Plan”).
Yes         No
5.If the answer to Question B.4 above is “Yes”, please indicate whether or not the Plan is subject to Title I of ERISA or Section 4975 of the Code.
Yes         No
6.If the answer to Question B.5 above is “Yes”, please indicate what percentage of the Plan’s assets invested in the Company are considered to be the assets of “benefit plan investors” within the meaning of Plan Asset Regulations:17
Percentage: ______
7.If the Investor is investing the assets of an insurance company general account, please indicate what percentage of the insurance company general account’s assets invested in the Company are the assets of “benefit plan investors” for purposes of Title I of ERISA or Section 4975 of the Code:
Percentage: ______
8.Is the Investor a “BHC Investor”18?
Yes         No
9.Accredited Investor Status
The Investor represents and warrants that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and has checked the box or boxes below which are next to the category or categories under which the Investor qualifies as an accredited investor:
    (A)    An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner).
    (B)    A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.
    (C)    An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or registered pursuant to the laws of a state.
    (D)    An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Advisers Act.
    (E)    An insurance company as defined in Section 2(a)(13) of the Securities Act.
    (F)    A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
17     “Plan Asset Regulations” shall mean the regulations issued by the U.S. Department of Labor at Section 2510.3 101 of Part 2510 of Chapter XXV, Title 29 of the U.S. Code of Federal Regulations, as amended by Section 3(42) of ERISA, as amended, from time to time.
18     A “BHC Investor” is defined as an Investor that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly, in business in the United States and which in any case holds Shares for its own account.
6

    (G)    An investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
    (H)    A business development company as defined in Section 2(a)(48) of the Investment Company Act.
    (I)    A Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.
    (J)    A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act.
    (K)    A private business development company as defined in Section 202(a)(22) of the Advisers Act.
    (L)    A corporation, an organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, Massachusetts or similar business trust, partnership, or limited liability company, in each case not formed for the specific purpose of acquiring Shares, with total assets in excess of $5 million.
    (M)    A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.
    (N)    An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.
    (O)    A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.
    (P)    An entity, of a type not listed in (A) through (O) above, not formed for the specific purpose of acquiring the Shares offered, owning investments in excess of $5,000,000.
    (Q)    A “family office” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act: (i) with assets under management in excess of $5,000,000; (ii) that is not formed for the specific purpose of acquiring the Shares offered; and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.
    (R)    A “family client”, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act of a family office meeting the requirements of (Q) above and whose prospective investment in the Company is directed by such family office pursuant to (Q)(iii).
[remainder of page intentionally left blank]
7

Annex 1 to Investor Questionnaire
GLOSSARY OF DEFINED TERMS

A.DEFINITION OF ULTIMATE BENEFICIAL OWNER
“Ultimate Beneficial Owner”, “Beneficial Owner” or “UBO” means the natural person(s) who ultimately owns or controls the Investor and/or the natural person(s) on whose behalf a transaction or activity is being conducted. The following non-exhaustive list of natural person(s) qualifies as a UBO for each type of entities as set forth below:
(i)For a limited liability company, public limited company, other than a company listed on a regulated market that is subject to disclosure requirements consistent with European Union law or subject to equivalent international standards which ensure adequate transparency of ownership information or a 100% subsidiary thereof, European public limited company, European cooperative, or other (non-Dutch) legal entity comparable to a limited liability company or a public limited company, each natural person(s) who:
(1)holds a direct or indirect interest of 10% or more in the capital of the entity, through ordinary shares, bearer shares or otherwise;
(2)is a direct or indirect beneficiary of 10% or more of the assets of the entity;
(3)can exercise directly or indirectly 10% or more of the voting rights in the general meeting of the entity;
(4)can exercise actual control over the entity; or
(5)has special control over 10% or more of the assets of the entity.
In the event that no natural person is identified as a UBO of the Investor in accordance with the criteria above, the natural persons in the senior management positions of the Investor (including the statutory board or being an executive member of the statutory board of the Investor) qualify as a UBO.
(ii)For associations, foundations, cooperatives, mutual insurance companies and other comparable legal entities (each, an “Alternative Legal Entity”), each natural person(s) who:
(1)in case of the liquidation of the Alternative Legal Entity, is directly or indirectly entitled to 10% or more of the assets of the Alternative Legal Entity;
(2)is directly or indirectly entitled to 10% or more of the profits of the Alternative Legal Entity;
(3)regarding decision making regarding changes in the articles of association, is directly or indirectly entitled to a share in the vote of 10% or more; or
(4)can exercise actual control over the Alternative Legal Entity.
In the event that no person is identified as a UBO of the Investor in accordance with the criteria above, the natural persons in the statutory board or being an executive member of the statutory board (or equivalent) of the Investor qualify as a UBO.

(iii)For partnerships or other comparable legal constructions, each natural person(s) who:
(1)in case of the liquidation of the partnership, is directly or indirectly entitled to 10% or more of the assets of the partnership;
(2)is directly or indirectly entitled to 10% or more of the profits of the partnership;
(3)regarding decision making regarding changes in the partnership agreement or the execution thereof (other than the management of the partnership itself), is directly or indirectly entitled to a share in the vote of 10% or more; or
(4)can exercise actual control over the partnership.
In the event that no person is identified as a UBO of the Investor in accordance with the criteria above and no suspicion of money laundering or terrorist financing activities exists, or if uncertainty remains regarding the identity of the UBO of the Investor, the partners of the partnership (other than silent/limited partners) qualify as a UBO.
(iv)For trusts or other comparable legal construction, each natural person(s) who:
(1)is the founder or settlor;
(2)is a trustee;
(3)if applicable, is a protector;
(4)is a beneficiary, or in the event the beneficiaries cannot be ascertained, the group of persons in whose interest the trust has been established or is conducted; or
(5)can exercise actual control over the trust.

B.DEFINITIONS OF UNITED STATES AND “U.S. PERSON”
“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.
The term “U.S. Person” means:
1.Any natural person resident in the United States;
2.Any partnership or corporation organized or incorporated under the laws of the United States;
3.Any estate of which any executor or administrator is a U.S. Person;
4.Any trust of which any trustee is a U.S. Person;
5.Any agency or branch of a foreign entity located in the United States;
6.Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

7.Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
8.Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act of 1933, as amended, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) promulgated under the U.S. Securities Act of 1933, as amended) who are not natural persons, estates or trusts.

Notwithstanding the foregoing paragraphs (1) through (8), the following are not “U.S. Persons”:
1.Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;
2.Any estate of which any professional fiduciary acting as executor or administrator is a U.S. Person if: (i) an executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate; and (ii) the estate is governed by foreign law;
3.Any trust of which any professional fiduciary acting as trustee is a U.S. Person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person;
4.An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;
5.Any agency or branch of a U.S. Person located outside the United States if: (i) the agency or branch operates for valid business reasons; and (ii) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and
6.The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

APPENDIX E
TRANSFER RESTRICTIONS
No Transfer of all or any fraction of the Investor’s Shares may be made without (i) registration of the Transfer on the Company books and (ii) the prior written consent of the Company. In any event, the consent of the Company may be withheld (x) if the creditworthiness of the proposed transferee, as determined by the Company in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (y) unless, in the opinion of counsel (who may be counsel for the Company or the Investor) satisfactory in form and substance to the Company:

•such Transfer would not violate the Securities Act, the Investment Company Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Shares to be Transferred; and

•such Transfer would not be a “prohibited transaction” under ERISA or the Code or the regulations promulgated thereunder or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA, certain Department of Labor regulations or Section 4975 of the Code.

The Investor agrees that it will pay all reasonable expenses, including attorneys’ fees, incurred by the Company in connection with any Transfer of all or any fraction of its Shares, prior to the consummation of such Transfer.

The Company shall not recognize for any purpose any purported Transfer of all or any fraction of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Company shall have given its prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (ii) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Memorandum and all applicable laws and regulations applicable to the transferee and the transferor.